                                                                   Exhibit 10.14

                                ESCROW AGREEMENT
                                  CLARIFICATION

         This clarification to the Escrow Agreement (this "Agreement") is dated as of May 9, 2007, by and among Limelight Networks, Inc., a Delaware corporation (the "Company"), Michael Gordon, solely in his capacity as stockholders' representative (the "Stockholders' Representative"), GS Capital Partners V Fund, L.P., solely in its capacity as purchasers' representative (the "Purchasers' Representative"), and U.S. Bank, National Association, as escrow agent (the "Escrow Agent").

                                    RECITALS

         WHEREAS: The Purchasers' Representative, Stockholders' Representative, the Company and the Escrow Agent entered into an Escrow Agreement dated as of July 12, 2006 (the "Escrow Agreement").

         WHEREAS: Section 10(g) of the Escrow Agreement provides that the Escrow Agreement may be amended or modified by an instrument in writing signed by, or on behalf of, the Purchaser's Representative, the Stockholders' Representative, and the Escrow Agent.

         WHEREAS: The Purchasers' Representative, the Stockholders' Representative, the Company and the Escrow Agent wish to confirm their understanding with respect to claims made under the Escrow Agreement as set forth below pursuant to Section 10(g) of the Escrow Agreement.

                                    AGREEMENT

         NOW, THEREFORE, the parties hereto agree as follows:

         Payments from the Escrow Fund. Notwithstanding anything to the contrary in the Escrow Agreement, an amount equal to $3,700,000 shall be distributed from the Escrow Fund to the Tendering Stockholders by check within five (5) business days following the declaration or ordering of effectiveness of a registration statement or similar document in compliance with the Securities Act for the offer and sale of the shares of the Company's Common Stock in which holders of Series B Preferred Stock convert their shares into shares of Common Stock in connection with such public offering (the "IPO Date").

         Escrow Claims. The parties hereto acknowledge and agree that beginning on the IPO Date, the Company shall only make Indemnification Claims based upon Akamai Expenses (as defined in the Series B Convertible Preferred Stock Purchase Agreement, dated May 18, 2006, as amended (the "Purchase Agreement")), including any Losses (as defined in the Purchase Agreement) based upon breaches of Section 2.8 of the Purchase Agreement, either of which may occur at any time, and breaches of the representations and warranties in Section 2.16 of the Purchase Agreement. Stockholders' Representative acknowledges that he has received an Indemnification Certificate with respect to breaches of
         Section 2.16 of the Purchase Agreement in the amount of $1,326,965.20 that Stockholders' Representative irrevocably confirms that he will not deliver to the Escrow Agent a Stockholders' Certificate (as defined in the Escrow Agreement) with respect to such Indemnification Certificate and that Stockholders' Representative directs Escrow Agent to remit the amount of $1,326,965.20 in satisfaction of such Indemnification Certificate.

         Termination. Notwithstanding anything contained in the Purchase Agreement or Escrow Agreement to the contrary, the parties hereto further wish to clarify that the Company may submit an Indemnification Certificate to the Escrow Agent, at any time, including after (i) the eighteen

         (18) month anniversary of the Closing (as defined in the Purchase Agreement) or (ii) IPO Date. The Escrow Agreement shall terminate on the earlier of (i) the date on which there are no funds or other property remaining in the Escrow Fund and (ii) ten business days following the date on which (x) all claims made in Indemnification Certificates delivered to the Escrow Agent shall have been resolved, regardless of when such Indemnification Certificates are submitted to the Escrow Agent and (y) the Company confirms in writing that it does not reasonably expect to submit additional Indemnification Certificates.

         Interest. Stockholders' Representative, the Company and Purchasers' Representative, hereby direct Escrow Agent to remit any interest earned on the Escrow Fund to the Tendering Stockholders and to remit such interest at the end of each fiscal year thereafter until termination of the Escrow Fund.

         IN WITNESS WHEREOF, each party hereto has executed or has caused this Agreement to be executed by its officer hereunto duly authorized as of the date first written above.


                          LIMELIGHT NETWORKS, INC.


                          By:  /s/ Jeffrey Lunsford
                               --------------------------
                               Jeffrey Lunsford
                               Chief Executive Officer

                          STOCKHOLDERS' REPRESENTATIVE:

                          By:  /s/ Michael Gordon
                               --------------------------
                               Michael Gordon

                          PURCHASERS' REPRESENTATIVE:
                          GS CAPITAL PARTNERS V FUND, L.P.
                          BY:   GSCP V Advisors, L.L.C.
                            Its General Partner

                          By:  /s/ Joseph Gleberman
                               --------------------------
                               Joseph Gleberman
                               Managing Director

ACKNOWLEDGED:

                          ESCROW AGENT:
                          U.S. BANK, NATIONAL ASSN.

                          By:  /s/ Sheila Soares
                               --------------------------
                               Sheila Soares
                               Vice President